EXHIBIT 10.01

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                       PURCHASE AGREEMENT

          THIS PURCHASE AGREEMENT (this "Agreement") is executed as of the 5th day of August 1997, is effective, retroactively, as of June 1, 1997, and is among Rio Development Company, Inc., a Nevada corporation ("Purchaser"), and Seven Hills Golf Limited Partnership, a Nevada limited partnership ("Seller").

                         R E C I T A L S

          WHEREAS, Seller owns certain real property and improvements thereon within the Seven Hills Master Planned Community, located in the City of Henderson, State of Nevada and particularly described on Exhibit "A" hereto (the "Property"), which Property is anticipated to be developed and operated as an 18-hole golf course with related improvements (the "Project");

          WHEREAS, in connection with the Project, Seller also owns the Related Assets (as hereinafter defined), which Related
Assets, together with the Property, are collectively referred to herein as the "Assets"; and

          WHEREAS, pursuant to the terms and conditions set forth
herein,  Seller  desires  to  sell  and  assign  the  Assets   to
Purchaser, and Purchaser desires to purchase and acquire same from Seller.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby covenant and agree as follows:

          1. SALE OF THE ASSETS. Subject to the terms and conditions set forth herein, at the Closing (as hereinafter defined) Seller shall sell, transfer, assign and deliver to Purchaser, and Purchaser shall purchase and acquire from Seller, all of Seller's existing assets and business with respect to the Project, including, without limitation, the assets set forth below. Except as otherwise expressly provided in this Agreement, Purchaser agrees that upon the Closing, Purchaser shall assume all liabilities and obligations to which Seller was subject, as of the Closing, in connection with the Related Assets.

                a. THE PROPERTY. The Property, free of all liens, exceptions and encumbrances except for those set forth as exceptions nos. 1, 2 (to the extent these cannot be determined at Closing), 3 (to the extent these cannot be determined at Closing), 4, 5, 6, 8, 9, 10, 11, 12 (subject to Purchaser review) 13 and 14 (the "Permitted Exceptions") on that certain preliminary title report (the "Title Report") no. 97-06-0963LM prepared by Nevada Title Company ("Escrow Agent") at 7:30 A.M. dated June 10, 1997, and any and all improvements thereon. It is agreed that any potential liens or actual liens recorded by/on behalf of/because of Marnell Corrao Associates, Inc., a Nevada corporation ("MCA"), whether revealed on the Title Report or not, shall be deemed Permitted Exceptions.

                b. PERSONAL PROPERTY: The Personal Property listed on Schedule 1 b., attached hereto and made a part hereof as if fully set forth;

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                c.    MARKS, DESIGNS.  All of Seller's rights and
entitlements to use the "Seven Hills" marks, insignia and designs
(the "Marks");

                d. CONTRACTS. All rights and interests in and to all contracts, agreements, rights, easements, orders, commitments, understandings and arrangements with respect to the Project, including, without limitation, the contracts listed on Exhibit "B" attached hereto (the "Contracts"). With respect to Seller's Contract with First Security Leasing Company ("First Security") for the lease of certain equipment used at the Property, Purchaser agrees that at the Closing, Purchaser shall replace Seller's deposit to First Security in the amount of $51,396, and that it shall execute and deliver (or cause the execution and delivery) to First Security all such documents as may be necessary to replace Terry Johnston and Terry Taylor as guarantors under such First Security Contract;

                e. PERMITS. All permits owned by or issued to Seller relating to the Project and all pending applications therefor (the "Permits");

                f. BOOKS, RECORDS. All originals or copies of all books, records, files and papers, whether in hard copy or computer format, used in connection with the Project, including, without limitation, engineering information, manuals, data, sales and advertising materials and sales and purchase correspondence (but excluding original documentation with respect to Seller's construction contract with Kajima Engineering and Construction, Inc., a California corporation ("Kajima")) (the "Records");

                g. TECHNOLOGY, KNOW-HOW. All technology, know-how, trade secrets, proprietary data, formulae, research and development data, computer software programs and other intangible property, and any applications for the same, used by Seller in connection with the Project (the "Know-how");

                h.    GOODWILL.   All  of  Seller's  goodwill  in
connection with the Project (the "Goodwill");

                i.    EASEMENTS.   All of Seller's  rights  under
easement agreements, or rights to obtain easements, with the City of Henderson with respect to golf-cart underpasses on the Property (the "Easements");

                j. WARRANTIES. All of Seller's rights, if any, to warranties from vendors, contractors and subcontractors with respect to the Property (the "Warranties");

                k. BOARD POSITIONS. All of Seller's rights to appoint a member to the Board of Trustees to the Seven Hills Master Association (the "Association") and all of Seller's rights to appoint a member to the architectural review committee of the Association (collectively, the "Board Positions"); and

                l. SILVER CANYON PARTNERSHIP. All of Seller's rights to receive any property or performance from Silver Canyon Partnership with respect to the Property as set forth in the Purchase, Sale and Development Agreement dated May 28, 1996 and the Declaration of Easements, Covenants and Restrictions recorded July 19, 1996 in Book 960719 as Document No.

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00118  in  the  official records of the Recorder of Clark County,
Nevada (the "Silver Canyon Rights").

The Personal Property, Marks, Contracts, Permits, Records, Know-how, Goodwill, Easements, Warranties, Board Positions and Silver Canyon Rights are collectively referred to herein as the "Related Assets." All of the Related Assets shall be conveyed to
Purchaser at the Closing free and clear of all liens and encumbrances except liens and encumbrances created under the Orix Agreement or the Contracts.

          2. CONSIDERATION. The consideration for the transfer of the Assets by Seller to Purchaser shall be:

                a.   CASH PURCHASE PRICE.  Cash payment to Seller
in  the  amount of $6,250,000 (the "Cash Purchase Price") {see  7
(a) for the Initial Payment as therein defined};

                b. CANCELLATION OF CERTAIN PROMISSORY NOTE. Cancellation of that certain Promissory Note made by Terry Johnston payable to the order of Purchaser dated March 4, 1997 in the original principal amount of $3,750,000.00 (the "Note") with an outstanding principal balance at June 1, 1997 of $5,299,654.72 of which $1,200,000.00 was credited to the stated outstanding principal balance on June 30, 1997 and will be redisbursed at the Closing so the full outstanding principal balance on the Closing Date will be the $5,299,654.72 as stated above; and

                c.   ASSUMPTION  OF  CERTAIN  LIABILITIES.    The
assumption of the liabilities as expressly provided in Section  3 hereof.

          3.   ASSUMPTION OF LIABILITIES.

          From  and   after  the  Closing Date,  Purchaser  shall
assume, pay, perform and discharge the liabilities incurred in connection with the following obligations, as set forth in
Section 3(a) through 3(e) hereof:

                a. ORIX LOAN. That certain Construction Loan Agreement (the "Orix Agreement") dated July 2, 1996 among Seller and Orix USA Corporation, a Delaware corporation ("Orix") and the Loan Documents (as such term is defined in the Orix Agreement) (the loan balance under the Orix Agreement, as of June 1, 1997, is approximately $3,708,777.00).

                b. MCA PROJECT NO. 838-97. The amended contract to complete the golf course at the Project among Seller and MCA, commonly known as MCA Project No. 838-97 (with an outstanding obligation of approximately $4,500,000 as of June 1, 1997).

                c.    MCA PROJECT NO. 848-97.  The contract among
Seller and MCA, commonly known as MCA Project No. 848-97 (with an outstanding obligation of approximately $1,000,000 as of June 1,
1997).

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                d.    MCA PROJECT NO. 878-97.  The contract among
Seller and MCA to construct the club house at the Project, commonly known as MCA Project No. 878-97 (with an outstanding obligation of approximately $4,500,000 as of June 1, 1997).

                e. ADDITIONAL EXPENSES AND LIABILITIES. Except as expressly excluded in Section 3(f) below, all other expenses associated with the Project, the Property and the Related Assets, commencing as of June 1, 1997, including, without limitation, payroll obligations, obligations under the First Security Contracts, and obligations in connection with fencing and portable toilets at the Project, taxes and insurance, as it is the intent of the parties that the Purchaser is responsible for costs incurred on and after June 1, 1997 and the Seller is responsible for costs incurred prior to June 1, 1997 which, as of the date of Closing, have not been paid either through the use of the proceeds advanced under the Promissory Note (see Section 2b) or payments made by MCA or costs incurred by MCA under, MCA Project Nos. 838-97, 848-97 and 878-97 whether MCA made such payments or incurred such costs prior to or after June 1, 1997.

                f.    LIABILITIES NOT ASSUMED. In no event  shall
Purchaser assume or incur any liability under this Agreement or otherwise in respect of (i) any federal, state or local income tax, business, occupation, withholding or similar tax or other tax payable in connection with the Project or the Assets arising prior to the Closing Date or as a result of the Closing; (ii) the agreement between Seller and Rees Jones, Inc. with respect to certain design and construction of the golf course at the Project, provided that Seller will execute a Partial Assignment of this contract, assigning to Purchaser the benefits of the contract, but not the obligations of the contact; and/or
(iii) that certain mechanics' lien recorded by Kajima on April 10, 1997, as amended on April 11, 1997 in the Official Records of Clark County, Nevada, with respect to the Property.

     In addition, Purchaser shall not be responsible for the breach by Seller of any provision set forth in any agreement or other instrument described in Section 3(a) through 3(e) hereof which occurred before the date hereof and Seller hereby agrees that it shall indemnify and forever hold Purchaser harmless in connection with any such breach.

          4.   REPRESENTATIONS OF SELLER.   Seller represents and
warrants that the following are true and correct in all respects as of June 1, 1997 and shall be true and correct as of the
Closing:

                a. PARTNERSHIP ORGANIZATION. Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all necessary limited partnership powers to own its properties and to carry on its business as now owned and operated by it.

                b. AUTHORITY. As of the Closing, Seller's partners (both general and limited) shall have duly authorized and approved the execution of this Agreement and the sale of the Assets as contemplated herein, as required under Nevada law and Seller's Amended and Restated Agreement of Limited Partnership [undated] (the "Partnership Agreement").

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                c.   MARKETABLE  TITLE.    To  the  best  of  its
knowledge,  Seller has good and marketable title to  the  Related
Assets.   The  Assets  constitute  all  of  Seller's  assets   in
connection with the Project. None of the Assets are the subject of, or, to the best of Seller's knowledge, are targeted for, any proceeding in eminent domain.

                d.   TRANSACTION  NOT  A  BREACH.    Neither  the
execution of this Agreement nor the transactions contemplated hereby will result in or constitute a breach or violation (whether with notice or lapse of time or both) of the Partnership Agreement or any lease, contract, mortgage or other agreement by which Seller is bound, except as to any consents or approvals required and specified herein.

                e.   LITIGATION.      To  the  best  of  Seller's
knowledge, except with respect to the mechanics liens reflected as items 15 and 16 on the Title Report, there are no investigations, actions, suits, charges, complaints or other proceedings of any character pending, or, to the best of Seller knowledge, threatened or otherwise asserted against or involving the Seller which could reasonably be expected to affect the title of the Property, at law or in equity or before any federal, state, or other governmental division, agency or instrumentality and no circumstances are known by Seller to exist which would give rise to any such action, suit or proceeding.

                f. MANAGEMENT OF THE PROJECT. Other than that certain Management Agreement dated January 1, 1996 among Seller and Mulligan Management Company, LLC (the "Mulligan Agreement"), there are no agreements to which Seller is party or by which Seller is bound with respect to supervising and/or operating the Project.

                g.   COMPLIANCE  WITH CC&RS.    To  the  best  of
Seller's knowledge, Seller is in compliance in all material respects with the terms and provisions of (i) that certain Master Declaration of Covenants, Conditions and Restrictions and Reservation of Easements for Seven Hills executed by Silver Canyon Partnership and dated October 9, 1995 (the "Master Declaration"), including without limitation, compliance with
Article IX thereof relating to architectural and landscape matters; and (ii) that certain Declaration of Easements, Covenants and Restrictions (Golf Course Dedication) dated May 28, 1996 among Silver Canyon Partnership and the Seller (collectively, the "CC&Rs"). Purchaser and Seller agree that the existing landscaping of the "Golfscape" (as such term is defined in Section 1.30 of the Master Declaration) shall, for purposes of this Agreement, be deemed to be in compliance in all material respects with the CC&Rs.

                h. EMPLOYEES. To the best of Seller's knowledge, as of the date of the execution of this Agreement and the Closing Date, Seller is not delinquent in any fashion with respect to payroll taxes, industrial insurance premiums, FICA and any other matter or matters with respect to its employees and employment and labor-related obligations.

                i. ENVIRONMENTAL COMPLIANCE. To the best of Seller's knowledge and without independent inquiry on the part of Seller, and except for any violations caused by MCA, Seller is in compliance with all Environmental and Safety Requirements (as hereinafter defined) and possesses all required permits, licenses and certificates, and has filed all notices or applications required by the Environmental and Safety Requirements; EXCEPT, HOWEVER, where

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such noncompliance with Environmental and Safety Requirements  or failure to possess required permits, licenses and certificates would not, individually or in the aggregate, have a material
adverse  effect upon the Property.   In addition, Seller has  not
been subject to, and has not received any notice of, any private, administrative or judicial action, or notice of any intended private, administrative, or judicial action, relating to the
presence   or   alleged  presence  of  Hazardous  Materials   (as
hereinafter defined) in, under or upon the Property, and to Seller's knowledge, Seller does not have any material basis for any such notice or action.

     Without independent inquiry on the part of Seller, there are no pending, or, to the knowledge of Seller, threatened actions or proceedings (or notices of potential actions or proceedings) from any governmental authority or any other entity regarding any
matter   relating  to  health,  safety  or  protection   of   the
environment with respect to the Property. In addition, to the knowledge of Seller and without independent inquiry by Seller, there are no, and there have been no, past or present events, conditions, circumstances, activities, practices, incidents or actions which could reasonably be expected to interfere with or prevent continued compliance with any Environmental and Safety Requirements, give rise to any legal obligation or liability, or otherwise form the material basis of any claim, action, suit, proceeding, hearing or investigation against or involving the Property, under any Environmental and Safety Requirements.

     For purposes of this Agreement, "Environmental and Safety Requirements" means all applicable federal, state and local laws, rules, regulations, ordinances and requirements relating to public health and safety, worker health and safety, and pollution and protection of the environment, as the same may be amended from time to time; and "Hazardous Material" means, without limitation, (i) hazardous materials, hazardous substances, extremely hazardous substances and hazardous wastes, as those terms are defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sec. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901 et seq. ("RCRA"), and any other Environmental and Safety Requirements; (ii) petroleum, including, without limitation, crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute); (iii) any radioactive material, including, without limitation, any source, special nuclear, or by-product material as defined in 42 U.S.C. Sec. 2011 et seq.; and (iv) asbestos.

     Seller's  representations and warranties set forth  in  this
Section 4(j) shall survive the termination of this Agreement until such time as all appropriate Certificates of Occupancy have been issued in connection with the clubhouse at the Project.

          5. REPRESENTATIONS OF PURCHASER. Purchaser represents and warrants that the following are true and correct in all respects on the date hereof and will be true and correct as of the Closing:

                a. CORPORATE ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it.

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                b.  AUTHORITY. Purchaser's Board of Directors has
duly authorized and approved the execution of this Agreement and the acquisition by Purchaser of the Assets as contemplated herein, as required under Nevada law and Purchaser's Articles of Incorporation and Bylaws.

                c.   QUALIFICATION.   Purchaser is duly qualified
to do business in the State of Nevada.

          6. CONDITIONS PRECEDENT. In addition to the other terms and provisions set forth in this Agreement, this Agreement, and the rights, entitlements and obligations of the parties hereto, is subject to, and is expressly conditioned upon, the occurrence, on or before the Closing, of the following:

                a. PARTNER CONSENTS. The receipt by Seller of the consent of all of the partners (both general and limited) of Seller, to the sale of the Assets, in accordance with Section
9.3(e) of the Partnership Agreement.

                b. MECHANICS' LIEN. The release or bonding of that certain mechanics' lien recorded by Kajima on April 10, 1997, as amended on April 11, 1997 in the Official Records of Clark County, Nevada, with respect to the Property.

                c. ADDITIONAL CONSENTS. The receipt by Seller of all necessary consents and/or approvals required in connection with the sale and transfer of the Assets as contemplated by this Agreement.

                d.    TERMINATION OF MANAGEMENT  AGREEMENT.   The
termination by Seller of the Mulligan Agreement.

                e.     REPRESENTATIONS  AND  WARRANTIES  TRUE  AT
CLOSING.   All representations and warranties of Seller shall  be
true on the Closing Date, as though such representations and warranties were made on such date.

                f. RISK OF LOSS. Risk of loss with respect to any and all of the Assets prior to the Closing shall be upon Purchaser; PROVIDED HOWEVER, that in the event of a casualty as to the Assets (or any of them), Purchaser shall be entitled to any available insurance proceeds with respect thereto from any applicable policy of insurance covering the same wherein the Seller is the insured.

                g. KAJIMA PARTNERSHIP INTERESTS. Seller's shall have obtained all of the limited partnership interests held by Kajima in Seller.

                h. ORIX LOAN. Seller shall have obtained from Orix all necessary documents to allow Purchaser to assume the Orix Loan evidenced by the Orix Agreement.

                i.   SURVEY OF GOLF COURSE. An ALTA survey of the
Golf Course, acceptable as to encroachments by Purchaser, if any.

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          7.   THE CLOSING. The date on which the purchase of the
Assets as contemplated by this Agreement shall be consummated is referred to herein as the "Closing Date," and the transaction by which Purchaser so acquires title to the Assets is referred to as the "Closing." Except as otherwise provided herein, the Closing
shall   occur   by   the   earlier   of   August   29,  1997   or
two (2) business days after the later of the satisfaction of the either Kajima contingency set forth in Section 6(g) above or Orix contingency set forth in Section 6(h) above;, unless extended in a writing executed by the Purchaser, provided that such extension or extensions, in the aggregate do not exceed thirty (30)
calendar  days   or extended because the contingency  related  to
either  (or both) Kajima set forth in Section 6(g) above or  Orix
set  forth  in Section 6(h) above has (have) not been  met.   The
Closing shall take place at 9:00 a.m. on the Closing Date at the office of the Escrow Agent.

                a.    CERTAIN PAYMENT PRIOR TO CLOSING.  On  June
30, 1997, Purchaser provided Seller with the sum of $2,000,000 of the Cash Purchase Price (the "Initial Payment").

                b.    SELLER'S CLOSING ITEMS.  Not less than  one
(1) business day prior to the Closing Date, Seller shall deliver to Escrow Agent the following: (i) a Grant, Bargain and Sale
Deed (the "Deed") conveying title to the Property to Purchaser subject only to the Permitted Exceptions; (ii) real estate transfer declarations for state, county and local authorities;
(iii) a commitment for ALTA coverage title insurance in the amount of $21,250,000.00 and issued through Escrow Agent, covering the Property and showing title in Seller subject only to the Permitted Exceptions (iv) appropriate assignments of the Related Assets (which may include, without limitation, bills of sale, assignments of the Silver Canyon Rights, the Board Positions, the Marks and the Contracts, and delivery of the original Permits or copies thereof, the Warranties, the Records and the Know-how) all as set forth on Schedule 7 b. attached hereto and made a part hereof as if fully set forth; (v) personnel records of Seller's employees who shall be terminated by Seller prior to the Closing and who will become employees of Purchaser; and, (vi) such other customary documents as may reasonably be required by Purchaser in order to consummate the transactions contemplated by this Agreement. It is agreed that the real property transfer tax with respect to the Property shall be based upon the agreed-upon net sales price of the Property of $6,250,000 and the Seller will execute a Clark County, Nevada Declaration of Value stating same.

                c. PURCHASER'S CLOSING ITEMS. Purchaser shall deliver to the Escrow Agent not less than one (1) business day prior to the Closing Date the following: (i) cash in an amount equal to the Cash Purchase Price less the amount of the Initial Payment; (ii) the original Note, which Note, at the Closing, shall each be marked "canceled;" (iii) the original promissory note evidencing Seller's obligations with respect to the Initial Payment, which note, at the Closing, shall be marked "canceled;"
(iv) all Closing escrow costs; (v) an express assumption by Purchaser of Seller's rights, obligations and liabilities under both the CC&Rs and Golf Course Declaration; (vi) an express assumption by Purchaser of Seller's rights, obligations and liabilities under the Orix Agreement and, in the event Orix refuses to provide Seller with a release of Seller's obligations under the Orix Agreement at such time, an indemnity from Purchaser in favor of Seller with respect thereto; (vii) payment of the closing costs (escrow fees, transfer taxes, title costs, filing fees); and (viii) such other customary documents as may reasonably be required by Seller in order to consummate the transactions contemplated by this Agreement.

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          8.    FURTHER ASSURANCES.  Seller hereby agrees that it
shall execute and deliver all deeds, bills of sale, conveyances, and other instruments as may be necessary or appropriate under the circumstances in order to vest title in Purchaser to the Assets. Seller shall cooperate with Purchaser in the preparation
and  filing  of  documents  of  transfer  and/or  assignment   of
licenses,  permits  and  applications  in  connection  with   the
Project.

          9. PROPERTY-LINE ADJUSTMENT DISCLOSURE. Purchaser is aware that as of the Closing, there are on-going adjustments with respect to the property line between the Property and certain residential lots adjacent thereto. Purchaser hereby agrees to indemnify and hold Seller harmless in the event any such adjustments cause the Property to differ from the legal description thereof set forth on Exhibit "A" hereto.

          10.  MISCELLANEOUS.

                a.    GOVERNING  LAW.   This Agreement  shall  be
construed by, and construed in accordance with, the laws of the State of Nevada.

                b. BINDING EFFECT. This Agreement shall be binding upon, and shall inure to the benefit of the parties and their respective heirs, successors and assigns.

                c. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                d. NOTICES. All notices, requests, demands, and other communications hereunder shall be in writing, and be deemed to have been duly given if delivered or mailed, first class postage prepaid, to the address of the appropriate party as shown on the signature pages hereof, or such other address as any party may designate from time to time.

                e. NON-WAIVER. No delay or failure by either party to exercise any right hereunder, and no partial or single exercise of any such right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

                f. HEADINGS. Headings in this Agreement are for reference and convenience only and shall not be used to interpret or construe the provisions of this Agreement.

                g. TIME OF ESSENCE. Time is of the essence with respect to every provision of this Agreement.

                h. ENTIRE AGREEMENT; MODIFICATION. This Agreement supersedes all prior agreements of the parties hereto with respect to the subject matter hereof, including, without limitation, that certain Letter of Intent dated March 4, 1997, and constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified except by an instrument duly executed by the parties hereto.

                i. BROKER'S FEES. Neither Purchaser nor seller has engaged any party, including a licensed real-estate broker to represent the Purchaser in its purchase or the Seller in its sale as contemplated under this Agreement and each party represents and warrants that no other advisor, broker or finder has been engaged or retained by it for the purpose of assisting in or arranging the purchase and sale contemplated under this Agreement (or any part thereof) or is entitled to a fee in connection therewith and each party, based on the representations and warranties contained in this item (i) agrees to indemnify defend and hold harmless the other party for any such claims, which indemnity shall survive the Closing under this Agreement.

     IN  WITNESS  WHEREOF, Purchaser and Seller have  signed  ten
(10) originals of this Agreement on the day and year first set forth above.

"PURCHASER"                          "SELLER"

Rio  Development  Company, Inc., a    Seven Hills Golf Limited Partnership,
Nevada corporation                    a Nevada limited partnership

By: /s/ James A. Barrett, Jr.               By: Three Putt, Inc., a
                                                Nevada corporation, its
James A. Barrett, Jr. Its, President            general partner

                                                By: /s/ Terry G. Taylor

                                                Terry G. Taylor, Its Secretary:

                            EXHIBIT A

                Legal Description of the Property

Parcel One (1):

Golf Course Parcels Three (3), Four (4) and Five (5) of Lot AA of
Seven  Hills Formerly Silver Canyon, as Shown by Map  Thereof  on
File  in  Book 73 of Plats, Page 95, in the Office of the  County
Recorder of Clark County, Nevada.

Parcel Two (2):

Golf  Course Parcels One (1), Two (2), Six (6) and Seven  (7)  of
Lot  BB  of Seven Hills Formerly Silver Canyon, as Shown  by  Map
Thereof of File in Book 73 of Plats, Page 96, in the Office of the County Recorder of Clark County, Nevada.

Parcel Three (3):

An easement for ingress and egress over, upon and across the private streets and walkways and use of the common area facilities for all owners, families and guests as described in the Master Declaration of Covenants, Conditions, Restrictions and Reservation of Easements for Seven Hills, recorded October 12, 1995, in Book 951012 as Document No. 00849 of Official Records.

                            EXHIBIT B

                        List of Contracts

     1.   Agreement for Use of Reclaimed Water dated  October 28,
1992, by and between City of Henderson, Nevada and Cosmo World of Nevada, Inc.

     2.   Sewer  Access  and Maintenance Agreement dated June 13,
1995, by  and  between  City  of  Henderson  and  Silver   Canyon
Partnership, d.b.a. Seven Hills.

     3. Water Service Contract dated February 6, 1996 by and between Silver Canyon Partnership and City of Henderson.

     4. Effluent Reuse Management Plan, dated February 10, 1995, as included in the Reclaimed Water Management Plan prepared for Seven Hills and approved by letter dated March 31, 1995 from the Nevada Department of Conservation and Natural Resources Division of Environmental Protection.

     5.   Stormwater     General     Discharge     Permit     No.
GNV0022241-30533 Seven Hills.

     6.   Declaration  of  Easements, Covenants, and Restrictions
(Golf Course  Declaration) recorded July 19, 1996 in Book  960719 as Document No. 00118 in the official records of the Recorder of Clark County, Nevada.

     7.    Agreement  dated _________________ by an between First
Security Leasing Company ("First Security") and SHGLP.

     8.    Agreement  dated _________________ by an between First
Security Leasing Company ("First Security") and SHGLP.

     9.    Agreement  dated _________________ by an between First
Security Leasing Company ("First Security") and SHGLP.

     10.   Construction Loan Agreement dated July 2,  1996  among
SHGLP and Orix USA Corporation, a Delaware corporation and the Loan Documents (as such term is defined in the Orix Agreement).

     11. The amended contract to complete the golf course at the Project among SHGLP and Marnell Corrao Associates, Inc. commonly known as MCA Project No. 838-97.

     12.  The contract among SHGLP and MCA, commonly known as MCA
Project No. 848-97.

     13. The contract among SHGLP and MCA to construct the club house at the Project, commonly known as MCA Project No. 878-97.

     14.   Agreement dated _________________ among SHGLP and  Las
Vegas Fertilizer for grow-in materials at the Project.

     15.   Purchase, Sale and Development Agreement dated May 28,
1996   among   Silver  Canyon  Partnership,  a   Nevada   general
partnership, and Seven Hills Golf Limited Partnership, a Nevada limited partnerships ("SHGLP").

     16.   Agreement dated ________________ among First  Security
Bank and SHGLP.

    TO BE SUBSTITUTED AT CLOSING WITH A REPLACEMENT EXHIBIT,
                COMPLETED AS TO ALL BLANK ENTRIES

                          SCHEDULE 1.b.

                        PERSONAL PROPERTY

        TO BE SUBSTITUTED AT CLOSING WITH THE FULL LISTING

                         SCHEDULE  7 (b)

                           LISTING OF
          APPROPRIATE ASSIGNMENTS OF THE RELATED ASSETS

 TO BE REPLACED AT CLOSING WITH A COMPLETED SCHEDULE LISTING ALL
ASSIGNMENTS TO BE EXECUTED AT CLOSING, INCLUDING, BUT NOT LIMITED
    TO THOSE RELATED TO ITEMS 1 - 16 SET FORTH ON EXHIBIT "B"